EXHIBIT 10.59

SECOND AMENDMENT TO MANAGEMENT AGREEMENT

THIS SECOND AMENDMENT TO MANAGEMENT AGREEMENT (this “Amendment”) is made and entered into as of February 11, 2016 by and among HPT TRS IHG-2, INC. (“Owner”), a Maryland corporation (successor by merger to HPT TRS IHG-1, Inc. and HPT TRS IHG-3, Inc.), and INTERCONTINENTAL HOTELS GROUP RESOURCES, INC. (“Resources”), a Delaware corporation, IHG MANAGEMENT (MARYLAND) LLC (“Maryland”), a Maryland limited liability company, and INTERCONTINENTAL HOTELS GROUP (CANADA), INC. (“Canada”), a corporation under the laws of Ontario, Canada (Resources, Maryland and Canada, collectively,  “Manager”).

W I T N E S S E T H

WHEREAS, Owner and Manager are parties to that certain Management Agreement, dated as of July 1, 2011, as amended by that certain Amendment to Management Agreement dated as of March 16, 2015 (as so amended, the “Management Agreement”), pursuant to which Manager manages and operates certain hotels for Owner’s account as provided therein; and

WHEREAS, Owner and Manager desire to amend certain terms of the Management Agreement to address the potential addition of hotels under the Kimpton, Hotel Monaco and Hotel Palomar brands; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Manager, intending to be legally bound, herby agree, effective from and after the date hereof, as follows:

1. Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given such terms in the Management Agreement.
2. Amendments to Management Agreement. The following provisions in the Management Agreement are amended as follows:

a.Article 1: The following new definitions are inserted (but the insertion of such new definitions shall not affect or change the section references for any of the other definitions in Article 1):

“Kimpton Hotels”  shall mean the Hotels that are operated as of their Effective Dates as Kimpton hotels.

“Hotel Monaco Hotels” shall mean the Hotels that are operated as of their Effective Dates as Hotel Monaco hotels.

“Hotel Palomar Hotels”  shall mean the Hotels that are operated as of their Effective Dates as Hotel Palomar hotels.

b. Section 1.16: The definition of “Brand” is expanded to also include the Kimpton, Hotel Monaco and Hotel Palomar hotel service marks, together with the applicable Brand Standards, with all of the attributes and features customarily associated with, as applicable, the Kimpton, Hotel Monaco and Hotel Palomar hotels in North America from time to time.

c. Section 1.17: The definition of “Brand Standards” is expanded to also include the standards of operation, as amended from time to time, in effect at substantially all hotels that are operated under, as applicable, the Kimpton, Hotel Monaco and Hotel Palomar names as may be specified in manuals and other guidelines provided by the owner of the System Marks or its Affiliates. Owner acknowledges that, as of the date of this Amendment, Kimpton, Hotel Monaco and Hotel Palomar may not have Brand Standards in a form similar to those for other Brands and Manager and its Affiliates reserve the right to modify the Brand Standards for Kimpton, Hotel Monaco and Hotel Palomar to better conform them to the Brand Standards for the other Brands. To the extent specific written brand standards for such brands have not yet been established, the Brand Standard for the Kimpton, Hotel Monaco and Hotel Palomar Brands shall be the standards pursuant to which all of the other hotels under such specific Brands are operated, including any policies and practices established therefor, except that, as respects construction and furnishing and equipment for any applicable Hotel, such standards shall refer to the standards of construction and furnishing and equipment applicable to such Hotel as of the Effective Date for such Hotel.

d. Section 1.97: The definition of  “Reservation System” is expanded to also include the computerized network of high speed terrestrial and satellite-linked hardware and data lines connecting hotels, central reservation centers, data processing centers and travel agencies which provides reservation services to the Kimpton Hotels, Hotel Monaco Hotels and Palomar Hotels, as applicable, in North America.

e. Section 1.113: The definition of “System Marks” is expanded to also include all service marks, trademarks, copyrights, trade names, logo types, commercial symbols, patents or other similar rights or registrations now or hereafter held, applied for or licensed by Manager or any Affiliate of Manager in connection with the Kimpton, Hotel Monaco, and Hotel Palomar hotel brands, as applicable, including without limitation those related to the naming of any restaurant, bar or food and beverage facility operated by Manager not otherwise expressly licensed in writing from a third party.

f. Section 6.1: The first sentence of Section 6.1 is deleted and the following sentence is inserted in lieu thereof:

“Manager shall operate each Hotel as a Staybridge Suites, Crowne Plaza,
InterContinental, Holiday Inn, Candlewood Suites, Kimpton, Hotel Monaco or Hotel Palomar hotel, as applicable, in accordance with the terms of this Agreement, the applicable Brand Standards and the Operating Standards.”

g. Section 7.3(d): The following is inserted at the end of the list set forth in Section 7.3(d) (Travel Related Expenses of Manager’s Senior Operational Personnel):

Hotel TypeAmount

Kimpton, Hotel Palomar or Hotel Monaco Hotels$10,000

As clarification, the foregoing amount will be adjusted by the percentage change in the Consumer Price Index as described in 7.3(d), running from January 1, 2012.

h. Section 7.5: The following sentence is inserted after the first sentence of Section 7.5: “The Kimpton Hotels, Hotel Monaco Hotels and Hotel Palomar Hotels shall also be included as participating hotels on the Reservation System operated by Manager, its Affiliates or agent(s) for the benefit of all of the Kimpton, Hotel Monaco and Hotel Palomar hotels as applicable.”

i. Section 9.2 (System Fees):

(a) Section 9.2(a) is expanded to include a reservation and marketing fee (or services contribution, as it may be characterized from time to time) of 3% of Rooms Revenue with respect to each of the Kimpton Hotels, Hotel Monaco Hotels and Hotel Palomar Hotels. Owner and Manager acknowledge and agree that the services contribution and other fees for the Kimpton, Hotel Monaco and Hotel Palomar Brands are not currently incorporated into the “System Fees” associated with such Brands and that other hotels under the Kimpton, Hotel Monaco and Hotel Palomar Brands may utilize a different methodology to pay for system costs.

(b) Notwithstanding the terms of Section 9.2 and any other terms of the Management Agreement, Owner recognizes that Kimpton, Hotel Monaco and Hotel Palomar hotels are not, as of the date of this Amendment, integrated with Manager’s and its Affiliates’ frequency program, currently known as IHG Rewards Club. Unless Owner and Manager agree otherwise in writing, Manager and its Affiliates will operate the Kimpton Hotels, Hotel Monaco Hotels and Hotel Palomar Hotels under the Kimpton frequency program, subject to its terms and conditions (including reasonable and customary fees and reimbursements applicable to all hotels operated under such Brands which have yet not transitioned to Manager’s integrated frequency program). When at least fifty percent (50%) of the Kimpton, Hotel Monaco and/or Hotel Palomar branded hotels managed by Manager or its Affiliate in the United States and Canada, as applicable, are integrated into Manager’s and its Affiliates’ frequency program currently known as IHG Rewards Club (such integrated hotels being the “Frequency Program Integrated Hotels”), the Kimpton, Hotel Monaco and/or Hotel Palomar Hotels operated under this Management Agreement will be transitioned to Manager’s and its Affiliates’ frequency program and the frequency program fees and reimbursements payable with respect to any such Hotels shall be on the same basis as such fees applicable to all of the Frequency Program Integrated Hotels (as applicable for each such brand).

(c)The second to last paragraph of Section 9.2 shall not apply to the Kimpton, Hotel Palomar and Hotel Monaco Hotels and the following shall apply to such Hotels in lieu thereof:

“Not less frequently than annually, Manager shall provide to Owner financial statements with respect to all fees comparable to the System Fees collected by Manager and/or its Affiliates and the applications thereof. Manager covenants, warrants and represents that (i) the amount paid by each Kimpton Hotel, Hotel Monaco Hotel and Hotel Palomar Hotel as the services contribution under 9.2(a) shall be in the same amount as the System Fee charged to all of the other InterContinental Brand Hotels operated under this Agreement and shall cover the same services provided for other Kimpton Hotels, Hotel Monaco Hotels and Hotel Palomar Hotels, and (ii) the e-mail service fees and accounting fees being charged under this Agreement for the Kimpton Hotels, Hotel Monaco Hotels and Hotel Palomar Hotels shall not be higher than the e-mail service fees and accounting fees being charged for the InterContinental Brand Hotels operated under this Agreement.”

j. Section 12.2: The following sentences are inserted after the fourth sentence:

“Additionally, it is understood and agreed by Owner that the names Kimpton, Hotel Monaco and Hotel Palomar and all System Marks related thereto are the exclusive property of Manager or its Affiliates. Except for any rights expressly granted to Owner in this Agreement, in the event of termination or cancellation of this Agreement, whether as a result of a default by Manager or otherwise, Owner shall not hold itself out as, or operate the Hotels as Kimpton, Hotel Monaco and/or Hotel Palomar hotels, as applicable, and will immediately cease using such names and all other System Marks in connection with the name or operation of each applicable Hotel as of the Expiration Date.”

k. Section 17.2: As clarification, the reference to Section 10.3 (Owner’s First Priority) in the second sentence of Section 17.2 of the Management Agreement shall also refer to Section 10.3A (Owner’s Pool B Priority).

l. Section 17.5(k): The fee for management of Kimpton Hotels, Hotel Monaco Hotels and/or Hotel Palomar Hotel under the circumstances set forth in Section 17.5(k) shall be three percent (3%) of Gross Revenues.

3. Integration of Systems. Owner acknowledges that as of the date of this Amendment, the systems associated with Kimpton Hotels, Hotel Monaco Hotels and Hotel Palomar Hotels, including without limitation the Reservations System, frequency programs, insurance program, information technology, sales and marketing, payroll and accounting systems, and financial reporting forms may not be fully integrated with Manager’s and its Affiliates’ other systems. Owner agrees that notwithstanding anything stated to the contrary in the Management Agreement, until such integration occurs, any Kimpton Hotel, Hotel Monaco Hotel and Hotel Palomar Hotel may continue to be operated through separate systems provided that all Kimpton hotels, Hotel Monaco hotels and Hotel Palomar hotels are generally being operated through the same separate systems (subject to the timing of transition of hotels between the systems), that Manager and its Affiliates reserve the right to integrate such systems in the future and that Owner will reasonably cooperate (without additional cost) with such efforts. For the avoidance of doubt, Manager acknowledges and agrees that the Kimpton Hotels, Hotel Monaco Hotels and Hotel Palomar Hotels shall only be operated through the separate systems described hereinabove or through the IHG integrated systems.

4. Subcontracting for Kimpton-Related Brands. Owner agrees that Manager may, in its discretion, elect to subcontract the operation of some or all of the Kimpton Hotels, Hotel Monaco Hotels and/or Hotel Palomar Hotels to Manager’s Affiliates that operate such hotels, including without limitation Kimpton Hotel and Restaurant Group, LLC; provided that, notwithstanding any such subcontracting: (a) Owner shall not have any liability or obligation to any Manager’s Affiliate in connection with or as a result of any such subcontracting arrangement, (b) Manager shall remain primarily liable and responsible to Owner for the performance of all of Manager’s obligations to Owner under the terms of the Management Agreement notwithstanding such subcontracting arrangement and no such subcontracting arrangement shall impair, modify or otherwise release Manager from any such liability or responsibility under the Management Agreement and (c) any such subcontracting arrangement shall be subject and subordinate to the Management Agreement and such subcontracting arrangement shall terminate upon the expiration or earlier termination of the Management Agreement unless Owner elects otherwise.

5. Ratification. As amended hereby, the Management Agreement remains in full force and effect and is ratified and confirmed.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one agreement. Any such counterpart may be delivered by facsimile or e-mail (in .pdf format), and any signature so delivered shall be deemed an original signature for all purposes.

7. Closing Condition. If that certain Purchase and Sale Agreement, dated as of January 6, 2016, between Fifth/Alder Associates, L.P. and Hospitality Properties Trust, as amended from time to time, with respect to the hotel commonly known as the Hotel Monaco Portland, located at 506 S.W. Washington Street, Portland, Oregon, is terminated or if HPT IHG-2 Properties Trust (the “HPT Acquiror”) does not acquire such hotel on or before April 15, 2016, then this Amendment shall be automatically rescinded and terminated and it shall no longer have any force or effect; provided that Manager may elect to reinstate this Amendment if the HPT Acquiror thereafter acquires such hotel during calendar year 2016.

[Remainder of page intentionally left blank; Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the day and year first above written.

OWNER:

HPT TRS IHG-2, INC.

	By:	/s/ John G. Murray
John G. Murray
	Vice	Vice President

MANAGER:

INTERCONTINENTAL HOTELS GROUP RESOURCES, INC.

	By:	/s/ Homero M. Torres
Homero M. Torres, as its Vice-President

MANAGER:

INTERCONTINENTAL HOTELS GROUP (CANADA), INC.

	By:	/s/ Homero M. Torres
Homero M. Torres, as its Vice-President

IHG	IHG MANAGEMENT (MARYLAND) LLC

	By:	/s/ Homero M. Torres
Homero M. Torres, as its Vice-President

[First Signature Page to Second Amendment to Management Agreement]

Each of the parties comprising Landlord joins in the foregoing Amendment to evidence its continued agreement to be bound by the terms of Sections 4.1 through 4.7 and Articles 15 and 16 of the Management Agreement, as may be amended by the foregoing Amendment, in each case to the extent applicable to it, subject to the terms of Sections 24.18.

LANDLORD:

HPT CW MA REALTY TRUST

	By:	/s/ John G. Murray
John G. Murray
	Vice	Trustee and not individually

HPT IHG CANADA PROPERTIES TRUST

	By:	/s/ John G. Murray
President

HPT IHG GA PROPERTIES LLC

	By:	/s/ John G. Murray
President

IHG	HPT IHG-2 PROPERTIES TRUST

	By:	/s/ John G. Murray
President

IHG	HPT IHG-3 PROPERTIES LLC

	By:	/s/ John G. Murray
President

[Second Signature Page to Second Amendment to Management Agreement]

AGREEMENT BY

INTERCONTINENTAL HOTELS (PUERTO RICO) INC.

Reference is made to that certain Guaranty Agreement, dated as of July 1, 2011, by Intercontinental Hotels (Puerto Rico) Inc. ("PR Tenant") for the benefit of HPT TRS IHG-1, Inc., HPT TRS IHG-2, Inc., HPT TRS IHG-3, Inc., HPT IHG PR, Inc. and Hospitality Properties Trust (the "PR Guaranty").

PR Tenant acknowledges receipt of the foregoing Second Amendment to Management Agreement by and among HPT TRS IHG-2, Inc., Intercontinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC and Intercontinental Hotels Group (Canada), Inc. (the "Amendment").

PR Tenant acknowledges and agrees to be bound by Section 2(k) of the Amendment.

PR Tenant also confirms that all references to the "Management Agreement" to the PR Guaranty shall refer to the Management Agreement (as defined in the Amendment) as amended by the Amendment and that the PR Guaranty remains in full force and effect.

PR TENANT:

INTERCONTINENTAL HOTELS (PUERTO RICO) INC.,
A Puerto Rico corporation

By:	/s/ Homero M. Torres
Homero M. Torres, as its Vice-President

[Third Signature Page to Second Amendment to Management Agreement]